                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                           The Men's Wearhouse, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                           THE MEN'S WEARHOUSE, INC.
                              5803 GLENMONT DRIVE
                           HOUSTON, TEXAS 77081-1701

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 7, 2001

     Notice is hereby given that the Annual Meeting of the Shareholders of The Men's Wearhouse, Inc., a Texas corporation (the "Company"), will be held at 11:00 a.m., pacific daylight time, on Thursday, June 7, 2001, at The Westin St. Francis, 335 Powell Street, San Francisco, California, for the following purposes:

          (1) To elect eleven directors of the Company to hold office until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;

          (2) To consider and act on a proposal to amend the Company's 1992 Non-Employee Director Stock Option Plan;

          (3) To ratify the appointment by the Board of Directors of the firm of Deloitte & Touche LLP as independent auditors for the Company for Fiscal 2001; and

          (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The holders of record of the Company's common stock, $.01 par value, at the close of business on April 18, 2001, will be entitled to vote at the meeting and any adjournment(s) thereof.

                                            By Order of the Board of Directors

                                            /s/ MICHAEL W CONLON

                                            Michael W. Conlon
                                            Secretary

May 8, 2001

                                   IMPORTANT

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. IF YOU ATTEND THE MEETING YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                           THE MEN'S WEARHOUSE, INC.

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 7, 2001

     This proxy statement is furnished to the shareholders of The Men's Wearhouse, Inc. (the "Company"), whose principal executive offices are located at 5803 Glenmont Drive, Houston, Texas 77081-1701, and at 40650 Encyclopedia Circle, Fremont, California 94538-2453, in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Shareholders to be held at 11:00 a.m., pacific daylight time, on Thursday, June 7, 2001, at The Westin St. Francis, 335 Powell Street, San Francisco, California, or any adjournment(s) thereof (the "Annual Meeting").

     Proxies in the form enclosed, properly executed by shareholders and received in time for the meeting, will be voted as specified therein. If a shareholder does not specify otherwise, the shares represented by his or her proxy will be voted "FOR" the nominees for director listed therein, "FOR" the proposal to amend the 1992 Non-Employee Director Stock Option Plan and "FOR" ratification of the appointment of the Company's independent auditors. The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the proxy may be revoked at any time before it is exercised by written notice delivered to the Company at or prior to the meeting.

     This Proxy Statement is being mailed on or about May 8, 2001, to the holders of record of Common Stock on April 18, 2001 (the "Record Date"). At the close of business on the Record Date, there were outstanding and entitled to vote 40,800,515 shares of the Company's common stock, $.01 par value (the "Common Stock"), and only the holders of record on such date shall be entitled to vote at the Annual Meeting. Such holders will be entitled to one vote per share on each matter presented at the Annual Meeting.

     The enclosed form of proxy provides a means for shareholders to vote for all of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. The withholding of authority by a shareholder will have no effect on the results of the election of those directors for whom authority to vote is withheld because the Company's bylaws provide that directors are elected by a plurality of the votes cast.

     The holders of a majority of the total shares of Common Stock issued and outstanding on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions are counted toward the calculation of a quorum, but are not treated as either a vote for or against a proposal. An abstention has the same effect as a vote against a proposal or, in the case of the election of directors, as shares to which voting power has been withheld. Under Texas law, any unvoted position in a brokerage account with respect to any matter will be considered as not voted and will not be counted toward fulfillment of quorum requirements as to that matter. The shares held by each shareholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the meeting.

     The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to ratify the appointment of the Company's independent auditors and the affirmative vote of at least a majority of the total shares of Common Stock issued and outstanding on the Record Date is required to approve the amendment to the 1992 Non-Employee Director Stock Option Plan.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, eleven directors constituting the entire Board of Directors are to be elected. All directors of the Company hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified or their earlier resignation or removal.

     The following persons have been nominated to fill the eleven positions to be elected by the shareholders. It is the intention of the persons named in the enclosed proxy to vote the proxies for the election of the nominees named below, unless otherwise specified. Management of the Company does not contemplate that any of the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by management.

                                                                                             DIRECTOR
NAME                          AGE                 POSITION WITH THE COMPANY                   SINCE
----                          ---                 -------------------------                  --------
George Zimmer...............  52    Chairman of the Board and Chief Executive Officer          1974
David H. Edwab..............  46    Vice Chairman of the Board                                 1991
Richard E. Goldman..........  50    Executive Vice President and Director                      1975
Harry M. Levy...............  52    Executive Vice President -- Planning and Systems and       1991
                                      Director
Robert E. Zimmer............  77    Senior Vice President -- Real Estate and Director          1974
James E. Zimmer.............  49    Senior Vice President -- Merchandising and Director        1975
Stephen H. Greenspan........  60    Chief Executive Officer, K&G Men's Company and             1999
                                    Director
Rinaldo S. Brutoco..........  54    Director                                                   1992
Michael L. Ray, Ph.D........  62    Director                                                   1992
Sheldon I. Stein............  47    Director                                                   1995
Kathleen Mason..............  51    Director                                                   2001

     George Zimmer, together with Robert E. Zimmer and Harry M. Levy, founded The Men's Wearhouse as a partnership in 1973 and has served as Chairman of the Board of the Company since its incorporation in 1974. George Zimmer served as President from 1974 until February 1997 and has served as Chief Executive Officer of the Company since 1991.

     David H. Edwab joined the Company in February 1991 and was elected Senior Vice President, Treasurer and Chief Financial Officer of the Company. In February 1993, he was elected Chief Operating Officer of the Company. In February 1997, Mr. Edwab was elected President of the Company. He was elected a director of the Company in 1991. In November 2000, Mr. Edwab joined Bear, Stearns & Co. Inc. ("Bear Stearns") as a Senior Managing Director and Head of the Retail Group in the Investment Banking Department of Bear Stearns. Accordingly, Mr. Edwab resigned as President of the Company and was then named Vice Chairman of the Board.

     Richard E. Goldman joined The Men's Wearhouse in 1973 shortly after its inception and has served as Executive Vice President and a director of the Company since 1975. Mr. Goldman is responsible for the overall marketing and advertising for the Company.

     Harry M. Levy served as a Vice President of the Company from December 1979 to February 1992, at which time he was elected Senior Vice President and Chief Information Officer of the Company. In May 1998, Mr. Levy was named Executive Vice President, Planning and Systems. He was elected a director of the Company in November 1991.

     Robert E. Zimmer has served as Senior Vice President and a director of the Company since its incorporation in 1974 and is primarily responsible for new store site selection and arrangements.

     James E. Zimmer has served as Senior Vice President and a director of the Company since 1975 and works primarily with the President and Chief Operating Officer in coordinating the Company's merchandising function.

     Stephen H. Greenspan joined the Company in June 1999 and was appointed the Chief Executive Officer, K&G Men's Center and a director of the Company following the closing of the merger of a wholly owned subsidiary of the Company with K&G Men's Center, Inc. on June 1, 1999. Mr. Greenspan founded K&G Men's Center, Inc. in December 1989, and served as the Chairman of the Board, President and Chief Executive Officer since its incorporation. Mr. Greenspan was appointed the Chief Executive Officer, K&G Men's Company ("K&G") in 2001.

     Rinaldo S. Brutoco is and has been since January 2000, President and Chief Executive Officer of ShangriLa Consulting, Inc. Prior to that Mr. Brutoco was President and Chief Executive Officer of Dorason Corporation for more than the past five years. ShangriLa Consulting, Inc. is affiliated with the ShangriLa Group, a privately held consulting and merchant banking concern. In addition, through October 1998, Mr. Brutoco served as the Chief Executive Officer and a director of Red Rose Collection, Inc., a San Francisco-based mail order catalog and retail company.

     Michael L. Ray, Ph.D. has been on the faculty at Stanford University since 1967 and is currently the John G. McCoy -- Banc One Corporation Professor of Creativity and Innovation and of Marketing Emeritus at Stanford University's Graduate School of Business. Professor Ray is a social psychologist with training and extensive experience in advertising and marketing management and has served as a private consultant to numerous companies since 1967.

     Sheldon I. Stein is a Senior Managing Director of Bear Stearns and oversees its United States regional investment banking offices. Mr. Stein joined Bear Stearns in August 1986. He is a director of Home Interiors & Gifts, Inc. and is a Trustee of Brandeis University.

     Kathleen Mason has been the President, Chief Executive Officer and a director of Tuesday Morning Corporation, a retailer of first quality, deep discount and closeout home furnishings and gifts, since July 2000. From December 1999 to July 2000, Ms. Mason was a freelance retailing consultant. From June 1999 to November 1999, she was President and Chief Merchandising Officer of Filene's Basement, Inc. From January 1997 to June 1999 she was President of the HomeGoods Division of The TJX Companies, Inc., an apparel and home fashion retailer. Prior to that time she was employed by Cherry & Webb, a women's apparel specialty chain, from 1987 until 1992, as Executive Vice President, then until 1997 as Chairman, President and Chief Executive Officer. Ms. Mason is also a director of Genesco, Inc. and Boston Restaurants Assoc., Inc.

     George Zimmer and James E. Zimmer are brothers, and Robert E. Zimmer is their father.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     During the fiscal year ended February 3, 2001, the Board of Directors held four meetings.

     The Board of Directors has an audit committee that operates under a written charter adopted by the Board of Directors and is comprised of Messrs. Stein (Chairman) and Ray and Ms. Mason, who replaced Mr. Brutoco as a member of the Audit Committee on March 24, 2001. Each of the Audit Committee's members satisfies the definition of independent director as established in the New York Stock Exchange Listing Standards. It is the duty of the audit committee to review the Company's financial information and internal controls, review with the Company's independent public accountants the plan, scope and results of the annual audit of the Company's financial statements, and to make recommendations to the Board of Directors as to the selection of independent public accountants. The Audit Committee's responsibilities to the Board are further detailed in the Charter of the Audit Committee, which is attached to this proxy statement as Appendix A. During the fiscal year ended February 3, 2001, the audit committee held one meeting. The audit committee's report appears below.

     The Company has a compensation committee comprised solely of non-employee directors, Messrs. Stein (Chairman) and Ray. It is the duty of the compensation committee to consider and approve, on behalf of the Board of Directors, adjustments to the compensation of the executive officers of the Company and the implementation of any compensation program for the benefit of any executive officer of the Company. During the fiscal year ended February 3, 2001, the compensation committee did not meet.

     The Company has a stock option committee which consists of Messrs. G. Zimmer and R. Goldman that administers the Company's stock option plans. During the fiscal year ended February 3, 2001, the stock option committee held one meeting.

     During the fiscal year ended February 3, 2001, no director attended fewer than 75% of all of the meetings of the Board of Directors and of any committee of which such director was a member, except for Mr. Goldman who attended three of five meetings, including a meeting of the stock option committee.

     The Board of Directors has no executive or nominating committee. Director nominees are determined by the Board of Directors, and nominees proposed by shareholders will not be considered.

AUDIT COMMITTEE REPORT

     In accordance with its written charter adopted by the Board of Directors ("Board"), the Audit Committee of the Board ("Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During fiscal year 2000, the Committee met once, and, the Committee chair, as representative of the Committee, communicated with the financial management and independent auditors regarding the interim financial information contained in each quarterly earnings announcement prior to public release.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Committee reviewed with the independent auditors their audit plan, audit scope, and identification of audit risks.

     The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

     The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended February 3, 2001, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended February 3, 2001, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.

                                            AUDIT COMMITTEE

                                            Sheldon I. Stein, Chairman
                                            Michael L. Ray, Ph.D.
                                            Rinaldo S. Brutoco

       PROPOSAL TO AMEND THE 1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     On March 24, 2001, the Board of Directors approved, subject to approval by the shareholders, an amendment to the Company's 1992 Non-Employee Director Stock Option Plan (the "Director Plan") to:

     - extend the plan's termination date from February 23, 2002 to February 23, 2012.

     - provide that upon the initial election of a non-employee director to the Board (including Ms. Mason), the non-employee director be granted an option to purchase 3,000 shares of Common Stock of the Company, and each person who is a non-employee director on the last business day of each fiscal year of the Company be granted an option to purchase 3,000 shares of Common Stock. Previously, the Director Plan provided for the grant of an option to purchase 2,000 shares of Common Stock upon initial election and the last business day of each fiscal year, and that, in lieu of each option, the director could elect to receive an annual retainer of $10,000, payable in quarterly installments of $2,500, and an option to purchase 1,000 shares of Common Stock.

     - increase the total number of shares of Common Stock with respect to which options under the Director Plan may be granted from 117,500 shares to 167,500 shares.

     There are currently 55,250 shares available for the grant of future options under the Director Plan. As amended, after giving effect to past stock dividends, the Director Plan will provide for the grant of options to purchase up to 167,500 shares of Common Stock, of which 105,250 shares will be available for the grant of future options. There are currently four non-employee directors of the Company who are eligible to participate in the Director Plan. All options granted permit the non-employee director to purchase the option shares at the closing price on the date of grant and become exercisable one year after the date of grant.

     Options granted under the Director Plan must be exercised within ten years of the date of grant. Such options terminate on the earlier of the date of the expiration of the option or one day less than one month after the date the optionee ceases to serve as a director of the Company for any reason other than death, disability or retirement of the director. If an optionee dies while serving as a director of the Company or ceases to be a director as a result of disability or retirement, the option terminates on the earlier of the date of expiration of the option or one year following the date on which he or she ceased to be a director. The optionee or, in the case of death, the executors or administrators of the optionee or other person to whom his or her option may be transferred by will or by the laws of descent and distribution may exercise the option with respect to the number of shares that were vested on the date of death, disability or retirement.

     No optionee will recognize income upon the grant of an option under the Director Plan. Upon the exercise of any portion of a stock option, the optionee will recognize taxable ordinary income equal to the excess of the fair market value of the shares so acquired as of the date of exercise over the option price paid for such shares. The Company is entitled to a deduction in an amount equal to the amount of such ordinary income. Upon disposition of the shares acquired upon the exercise of the option, the optionee will generally recognize a long-term or short-term (depending on how long the shares were held) capital gain or loss equal to the excess of the amount realized by him or her upon such disposition over the fair market value of the shares on the date he or she exercised the option.

     The following table sets forth the options granted under the Director Plan to each of the non-employee directors on February 2, 2001:

                                                               NUMBER     EXERCISE PRICE
NAME                                                          OF SHARES    PER SHARE $
----                                                          ---------   --------------
Rinaldo Brutoco.............................................    2,000         32.18
Michael L. Ray, Ph.D. ......................................    2,000         32.18
Sheldon I. Stein............................................    2,000         32.18

     In addition, on March 24, 2001, Kathleen Mason was granted, subject to approval of the proposed amendment to the Director Plan, an option to purchase 3,000 shares of the Company's Common Stock at a purchase price of $24.95 in connection with her initial election to the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE DIRECTOR PLAN.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of the Record Date, except as noted in note (1) below, with respect to the beneficial ownership of Common Stock by (i) each director, (ii) each executive officer named in the Summary Compensation Table below, (iii) each shareholder known by the Company to be the beneficial owner of more than 5% of the Common Stock and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, each person has sole voting power and investment power with respect to the shares attributed to him or her.

                                                                                          % OF
                                                                                       OUTSTANDING
NAME                                                        NUMBER OF SHARES             SHARES
----                                                        ----------------           -----------
AIM Management Group Inc. ................................     6,650,547(1)               15.9
  11 Greenway Plaza
  Suite 100
  Houston, Texas 77046
George Zimmer(2)..........................................     4,135,818(3)(4)(16)        10.0
Richard E. Goldman........................................     1,947,745(16)               4.7
Robert E. Zimmer..........................................     1,330,913(4)(5)(16)         3.2
James E. Zimmer...........................................     1,047,755(4)(6)(16)         2.5
Stephen H. Greenspan......................................       250,633(7)                  *
Harry M. Levy.............................................       106,923(8)(16)              *
David H. Edwab............................................       109,413(4)(9)(16)           *
Rinaldo S. Brutoco........................................        25,750(10)                 *
Sheldon I. Stein..........................................        18,061(11)                 *
Michael L. Ray, Ph.D. ....................................        11,500(12)                 *
Kathleen Mason............................................            --
Eric J. Lane..............................................        57,419(13)(16)             *
Charles Bresler, Ph.D. ...................................        34,746(14)(16)             *
All executive officers and directors as a group (19
  Persons)................................................     9,229,378(4)(15)(16)       22.4

---------------

  *  Less than 1%

 (1) Based on a Schedule 13G filed January 10, 2001, AIM Management Group Inc., a parent holding company, and certain of its subsidiaries, AIM Advisors, Inc. and AIM Capital Management, Inc., have sole voting and dispositive powers with respect to these shares.

 (2) The business address of the shareholder is 40650 Encyclopedia Circle, Fremont, California 94538-2453.

 (3) All such shares are held by George Zimmer in his capacity as trustee for the George Zimmer 1988 Living Trust.

 (4) Excludes 148,659 shares held by The Zimmer Family Foundation with respect to which this officer and director has shared voting and dispositive power.

 (5) Does not include the 31,666 shares of Common Stock held by Robert Zimmer's wife.

 (6) Includes 1,007,897 shares held by James Zimmer in his capacity as trustee for the James Edward Zimmer 1989 Living Trust and 8,197 shares held by Mr. Zimmer's wife and minor children.

 (7) Includes 16,125 shares that may be acquired within 60 days upon the exercise of stock options and includes 219,234 shares in a Family Limited Partnership.

 (8) Includes 39,375 shares that may be acquired within 60 days upon the exercise of stock options and includes 300 shares held by Mr. Levy's minor daughter.

 (9) Includes 2,937 shares held by David H. Edwab in his capacity as trustee of the David H. Edwab and Mary Margaret Edwab Family Trust. Also includes 105,000 shares that may be acquired within 60 days upon exercise of stock options.

(10) Includes 24,250 shares that may be acquired within 60 days upon the exercise of stock options.

(11) Includes 13,000 shares that may be acquired within 60 days upon the exercise of stock options and includes 3,561 shares held by Mr. Stein's minor sons.

(12) Represents shares that may be acquired within 60 days upon the exercise of stock options.

(13) Includes 55,501 shares that may be acquired within 60 days upon the exercise of stock options.

(14) Includes 34,063 shares that may be acquired within 60 days upon the exercise of stock options and 225 shares allocated to the 401(k) account of Mr. Bresler under The Men's Wearhouse, Inc. 401(k) Savings Plan (the "401(k) Savings Plan").

(15) Includes 463,753 shares that may be acquired within 60 days upon the exercise of stock options.

(16) Includes 43,835 shares, 2,576 shares, 40,019 shares, 31,661 shares, 1,476 shares, 17,248 shares, 1,768 shares, 458 shares and 166,216 shares, respectively, allocated to The Men's Wearhouse, Inc. Employee Stock Plan (the "ESP") accounts of Messrs. George Zimmer, Robert Zimmer, Richard Goldman, James Zimmer, David Edwab, Harry Levy, Eric Lane and Charles Bresler and to all executive officers and directors of the Company as a group, under the ESP. The ESP provides that participants have voting power with respect to these shares but do not have investment power over these shares.

                               EXECUTIVE OFFICERS

     The following table lists the name, age, current position and period of service with the Company of each executive officer of the Company. Each executive officer of the Company was elected by the Board of Directors of the Company and will hold office until the next annual meeting of the Board of Directors or until his or her successor shall have been elected and qualified.

                                                                                            EXECUTIVE
                                                                                             OFFICER
NAME                           AGE                POSITION WITH THE COMPANY                   SINCE
----                           ---                -------------------------                 ---------
George Zimmer...............   52    Chairman of the Board and Chief Executive Officer        1974
David H. Edwab..............   46    Vice Chairman of the Board                               1991
Eric J. Lane................   41    President and Chief Operating Officer                    1993
Richard E. Goldman..........   50    Executive Vice President                                 1975
Bruce Hampton...............   46    Executive Vice President                                 1992
Charles Bresler, Ph.D. .....   52    Executive Vice President                                 1993
Harry M. Levy...............   52    Executive Vice President -- Planning and Systems         1991
Neill P. Davis..............   44    Senior Vice President, Chief Financial Officer,
                                     Treasurer and Principal Financial Officer                1997
Robert E. Zimmer............   77    Senior Vice President -- Real Estate                     1974
James E. Zimmer.............   49    Senior Vice President -- Merchandising                   1975
Theodore T. Biele...........   50    Senior Vice President -- Stores                          1996
Douglas S. Ewert............   38    Executive Vice President and Chief Operating
                                     Officer, K&G Men's Company                               2000
Gary G. Ckodre..............   51    Senior Vice President and Principal Accounting
                                     Officer                                                  1992
Jeffery Marshall............   48    Vice President and Chief Information Officer             1999
Stephen H. Greenspan........   60    Chief Executive Officer, K&G Men's Company               1999

     See the table under "Election of Directors" for the past business experience of Messrs. George Zimmer, Edwab, Goldman, Levy, Robert E. Zimmer, James E. Zimmer and Greenspan.

     Eric J. Lane joined the Company in 1988. From 1991 to 1993 he served as Vice President -- Store Operations and in 1993 he was named Senior Vice President -- Merchandising. In February 1997 Mr. Lane became Chief Operating Officer of the Company and in November 2000 he was named President of the Company.

     Bruce Hampton joined the Company in 1980. From 1991 to 1992 he served as Vice President -- Store Operations and in 1992 he was named Senior Vice President -- Store Operations. In 1995 he was named Executive Vice President.

     Charles Bresler, Ph.D. joined the Company in 1993. From 1993 to 1998 he served as Senior Vice President -- Human Development. In February 1998 he was named Executive Vice President.

     Neill P. Davis joined the Company in 1997. Since 1997 he served as Vice President and Treasurer and in November 2000 he was named Senior Vice President, Chief Financial Officer and Treasurer. In March 2001 he was named Principal Financial Officer. Before joining the Company, he served as Senior Vice President and Manager in the Global Corporate Group of NationsBank (currently Bank of America) since 1987. He has 17 years of corporate banking experience, all with NationsBank and its predecessors.

     Theodore T. Biele, Jr. joined the Company in 1983. Since 1990 he served in various management capacities within store operations. From 1994 to 1996 he served as Vice President -- Store Operations and in 1996 he was named Senior Vice President -- Stores.

     Douglas S. Ewert joined the Company in 1995. From 1996 to 1999 he served as General Merchandise Manager. From 1999 to 2000 he served as Vice President
 -- Merchandising and General Merchandise Manager. In April 2000 he was named Senior Vice President -- Merchandising, and in March 2001 he was named Executive Vice President and Chief Operating Officer, K&G Men's Company. Before joining the Company, he served as a Divisional Merchandise Manager for R.H. Macy since 1992.

     Gary G. Ckodre joined the Company in 1992. Since 1992 he served as the Chief Accounting Officer, in February 1997 he was named Vice
President -- Finance and Principal Financial and Accounting Officer, and in March 2001 he was named Senior Vice President and Principal Accounting Officer.

     Jeffrey Marshall joined the Company in 1996. From 1996 to 1999 he served as Vice President -- Information and Technology and in July 1999 he was named Chief Information Officer of the Company. Before joining the Company, he was an independent consultant from 1995 to 1996 and served as Chief Operating Officer of Johnson Control Network Services, Inc. from 1993 to 1995.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding cash compensation paid for services rendered during the last three fiscal years to each of the Company's six most highly compensated executive officers, including the Chief Executive Officer:

                                                                                   LONG TERM
                                                                                  COMPENSATION
                                                 ANNUAL COMPENSATION                 AWARDS
                                      -----------------------------------------   ------------
                                                                   OTHER ANNUAL    SECURITIES      ALL OTHER
                                                                   COMPENSATION    UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR    SALARY($)      BONUS($)        ($)(6)       OPTIONS(8)       ($)(11)
---------------------------    ----   ------------   -----------   ------------   ------------    ------------
George Zimmer,...............  2000     428,076(2)     37,500(3)          --             --          74,360(12)
  Chairman of the Board and    1999     420,000        87,500(4)          --             --          68,718(12)
  Chief Executive Officer      1998     420,000        87,500(5)          --             --          66,489(12)
David H. Edwab(1)............  2000     345,000            --             --         20,000(9)       10,821(13)(14)
  Vice Chairman of the Board   1999     420,000        87,500(4)          --             --(10)       9,694(13)(14)
                               1998     410,000        87,500(5)          --             --           9,819(13)(14)
Richard E. Goldman...........  2000     275,192(2)     15,000(3)          --             --             904
  Executive Vice President     1999     270,000        35,000(4)          --             --           1,175
                               1998     270,000        35,000(5)          --             --             933
Eric J. Lane,................  2000     355,385(2)     37,500(3)      44,793(7)     115,000(9)        1,575(14)
  President and Chief
    Operating                  1999     301,000        87,500(4)      41,900(7)          --             882(14)
  Officer                      1998     260,000        43,750(5)          --             --           1,133(14)
Charles Bresler, Ph.D. ......  2000     296,769(2)     37,500(3)          --         97,500(9)        1,591(14)
  Executive Vice President     1999     260,000        87,500(4)          --             --             870(14)
                               1998     214,000        35,000(5)          --          9,000(9)        1,133(14)
James E. Zimmer,.............  2000     366,923(2)     22,500(3)          --             --           1,007
  Senior Vice                  1999     360,000        52,500(4)          --             --           1,098
  President -- Merchandising   1998     360,000        52,500(5)          --             --             933

---------------

 (1) Mr. Edwab resigned as President of the Company in November 2000.

 (2) Represents salary for 53 weeks for the fiscal year 2000.

 (3) Represents bonus paid in April 2001 relating to services performed in 2000.

 (4) Represents bonus paid in April 2000 relating to services performed in 1999.

 (5) Represents bonus paid in April 1999 relating to services performed in 1998.

 (6) Excludes perquisites and other benefits because the aggregate amount of such compensation was the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

 (7) Represents cash paid to Mr. Lane in connection with the repayment of the advance given to Mr. Lane to enable him to purchase a residence (see "Certain Relationships and Related Transactions").

 (8) All share amounts have been adjusted to reflect a 50% stock dividend effected in June 1998.

 (9) Represents number of options granted to the named executive officer.

(10) For additional information, see "Agreements Made With David Edwab Upon His Resignation As President".

(11) Represents the amount of the Company's contribution to the ESP allocated in the indicated year to the account of the named executive officer.

(12) Also includes $73,503, $67,508 and $65,556 in 2000, 1999, and 1998,
     respectively, for the allocated dollar value of the benefits to Mr. George Zimmer of life insurance premiums paid on his behalf, subject to certain split-dollar provisions in favor of the Company.

(13) Also includes $9,243, $8,815, and $8,683 in 2000, 1999, and 1998, respectively, for the allocated dollar value of the benefit to Mr. Edwab of life insurance premiums paid on his behalf, subject to certain split-dollar provisions in favor of the Company.

(14) Also includes $200, $60, and $200 of the Company's matching contributions to the 401(k) Savings Plan allocated in 2000, 1999, and 1998, respectively, to the account of the named executive officer.

AGREEMENTS MADE WITH DAVID EDWAB UPON HIS RESIGNATION AS PRESIDENT

     In connection with the resignation of Mr. Edwab as President of the Company and his subsequent election as Vice Chairman of the Board, Mr. Edwab and the Company agreed to certain modifications to the stock options currently held by Mr. Edwab. The Company and Mr. Edwab agreed, among other things, that:

     - The stock options granted to Mr. Edwab on January 6, 1997 in an aggregate amount of 75,000 shall continue in full force and effect in accordance with their terms including vesting on January 6, 2001 and January 6, 2002.

     - The stock options granted to Mr. Edwab on January 14, 1998 in an aggregate amount of 150,000 shares, to the extent they had vested at the time of Mr. Edwab's resignation (30,000 shares) and to the extent an additional 15,000 options vested on January 14, 2001, shall continue in full force and effect in accordance with their terms. The options covering 15,000 shares which would have vested on January 14, 2002 shall be terminated and of no further force and effect. One half of the remaining options granted on January 14, 1998 shall terminate and one half shall continue in full force and effect so the options covering 15,000 shares shall vest on each of January 14, 2003, 2004 and 2005.

     - One half of the stock options granted to Mr. Edwab on February 1, 2000 in an aggregate amount of 40,000 shares shall be terminated and of no further force and effect, and one half shall remain in full force and effect so that the options covering 10,000 shares shall vest on each of February 1, 2006 and 2007.

     - Mr. Edwab shall not be eligible to receive any retainer fees paid to non-employee directors or to participate in the Director Plan. In lieu thereof, the Company will pay Mr. Edwab a monthly retainer of $5,000.

     The Company has also agreed to continue in effect the life insurance policy currently maintained by the Company for Mr. Edwab.

SPLIT-DOLLAR LIFE INSURANCE AGREEMENT

     The George Zimmer 1988 Living Trust is presently the owner of 4,091,983 shares of Common Stock. The Company has been advised that on the demise of George Zimmer, his estate may be required to publicly sell all or substantially all of such shares to satisfy estate tax obligations. The public sale of such number of shares in all probability would destabilize the market for the Company's publicly traded stock. Accordingly, in November 1994, an agreement was entered into (commonly known as a split-dollar life insurance agreement) under the terms of which the Company makes advances of a portion of the premiums for certain life insurance policies on the life of George Zimmer with an aggregate face value, as amended, of $25,500,000 purchased by a trust established by Mr. Zimmer. To secure the repayment of the advances, the trust has assigned the policies to the Company as collateral. Further, a second split-dollar life insurance agreement with essentially the same terms as the existing agreement was entered into relating to a life insurance policy on the life of George Zimmer with a face value of $1,000,000 purchased by a second trust established by Mr. Zimmer. The trusts have assigned the additional policies to the Company as collateral.

EMPLOYEE STOCK OPTION PLANS

     The Company maintains The Men's Wearhouse, Inc. 1992 Stock Option Plan (the "1992 Option Plan"), 1996 Stock Option Plan (the "1996 Option Plan"), and 1998 Key Employee Stock Option Plan (the "1998 Option Plan") (collectively, the "Plans") for the benefit of its full-time key employees. Under the 1992 Option Plan, options to purchase up to 1,071,507 shares of Common Stock may be granted. Under the 1996 Option Plan options to purchase up to 1,850,000 shares of Common Stock may be granted. Under the 1998 Option Plan, options to purchase up to 2,100,000 shares of Common Stock may be granted.

     The Plans are administered by the Stock Option Committee of the Company's Board of Directors which consists of George Zimmer and Richard Goldman. The individuals eligible to participate in the Plans are such full-time key employees, including officers and employee directors, of the Company as the Stock Option Committee may determine from time to time. However:

     - George Zimmer, Richard E. Goldman, Robert E. Zimmer and James E. Zimmer are not eligible to participate in any of the Plans; and

     - no executive officers of the Company may participate in the 1998 Option Plan.

     The Stock Option Committee may grant either (i) incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended, or (ii) non-statutory stock options under the 1992 Option Plan and the 1996 Option Plan. Only non-statutory stock options may be granted by the Stock Option Committee under the 1998 Option Plan. The maximum number of shares subject to options that may be awarded under the 1996 Option Plan to any employee during any consecutive three-year period is 500,000 shares of Common Stock. Under the Plans, the purchase price of shares subject to an option granted under the Plans is determined by the Stock Option Committee at the date of grant. Generally, the price at which a non-qualified stock option may be granted may not be less than 50% of the fair market value of the shares of Common Stock on the date of grant. Options granted under the Plans must be exercised within ten years from the date of grant. Unless otherwise provided by the Stock Option Committee, the options vest with respect to one-third of the shares covered thereby on each of the first three anniversaries of the date of grant. In the case of any eligible employee who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiaries, (i) the option price of any incentive stock option granted may not be less than 110% of the fair market value of the Common Stock on the date of grant and (ii) the exercisable period may not exceed five years from date of grant. With respect to any other eligible employee, the option price of any incentive stock option may not be less than 100% of such fair market value.

     Options granted under the Plans are not transferable by the optionee other than by will or under the laws of descent and distribution. Options granted under the Plans terminate on the earlier of (i) the expiration date of the option or (ii) one day less than one month after the date the holder of the option terminated his or her employment with the Company for any reason other than the death, disability or, in the case of a non-statutory option, the retirement of such holder. During such one-month period, the holder may exercise the option in respect of the number of shares that were vested on the date of such severance of employment. In the event of severance because of the death or disability of a holder before the expiration date of the option, the option terminates on the earlier of such (i) expiration date or (ii) one year following the date of severance. During this period the holder generally may exercise the option in respect of the number of shares that were vested on the date of severance because of disability. In the event of the retirement of the holder, a non-statutory option terminates on the earlier of (i) the expiration date of the option or (ii) one-year following the date of retirement. During this period, the holder generally may exercise the option in respect of the number of shares that were vested on the date of severance because of retirement.

OPTION GRANTS

     The following table sets forth the aggregate option grants during the last fiscal year to the named executive officers:

                        OPTION/SAR GRANTS IN FISCAL 2000

                                       SHARES OF      PERCENT OF                              GRANT DATE
                                      COMMON STOCK   TOTAL OPTIONS   EXERCISE                  PRESENT
                                       UNDERLYING     GRANTED TO     PRICE PER                  VALUE
NAME                                   OPTIONS(#)      EMPLOYEES     SHARE($)    EXPIRATION     ($)(1)
----                                  ------------   -------------   ---------   ----------   ----------
George Zimmer.......................         --            --             --           --            --
David H. Edwab......................     20,000(2)        2.7         23.625       2/1/10       275,502
Richard E. Goldman..................         --            --             --           --            --
Eric J. Lane........................    115,000(2)       15.5         23.625       2/1/10     1,584,137
Charles Bresler, Ph.D. .............     97,500(2)       13.1         23.625       2/1/10     1,343,072
James E. Zimmer.....................         --            --             --           --            --

---------------

(1) Based upon Black-Scholes option valuation model. The calculation assumes volatility of 54.71%, a risk free rate of 6.7%, a six year expected life, turnover of 6.82%, no expected dividends and option grants at $23.625 per share. The actual value, if any, which may be realized with respect to any option will depend on the amount, if any, by which the stock price exceeds the exercise price on the date the option is exercised. Thus, such valuation may not be a reliable indication as to value and there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model.

(2) Represents options granted under the 1996 Option Plan which become fully exercisable on February 1, 2007.

OPTION EXERCISES

     The following table sets forth the aggregate option exercises during the last fiscal year and the value of outstanding options at year-end held by the named executive officers:

AGGREGATE OPTION EXERCISES IN FISCAL 2000 AND OPTION VALUES AT FEBRUARY 3, 2001

                                                            NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                SHARES                     UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT
                              ACQUIRED ON      VALUE       OPTIONS AT YEAR END(#)            YEAR END($)
NAME                          EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                          -----------   -----------   -------------------------   -------------------------
George Zimmer...............      --           --                  --                           --
David H. Edwab..............      --           --            105,000/80,000             1,466,400/898,150
Richard E. Goldman..........      --           --                  --                           --
Eric J. Lane................      --           --            55,501/130,000             899,210/1,344,806
Charles Bresler, Ph.D. .....      --           --            34,063/112,000             457,611/1,086,754
James E. Zimmer.............      --           --                  --                           --

COMPENSATION OF DIRECTORS

     Employee directors of the Company do not receive fees for attending meetings of the Board of Directors. Each non-employee director of the Company received a quarterly retainer of $2,500 in 2000, and beginning in 2001, each non-employee director will receive a quarterly retainer of $6,250. In addition, under the Director Plan, subject to approval of the proposed amendment to such Plan, each person who is a non-employee director on the last business day of each fiscal year of the Company is granted an option to acquire 3,000 shares of Common Stock. All options granted permit the non-employee director to purchase the option shares at the closing price on the date of grant and become exercisable one year after the date of grant. All options granted under the Director Plan must be exercised within 10 years of the date of grant. Such options terminate on the earlier of the date of the expiration of the option or one day less than one month after the date the director ceases to serve as a director of the Company for any reason other than death, disability or retirement as a director.

     On February 2, 2001, the Company granted each of Messrs. Brutoco, Stein and Ray an option to purchase 2,000 shares of Common Stock at $32.18 per share pursuant to the Director Plan. In addition, on March 24, 2001, Ms. Mason was granted, subject to approval of the proposed amendment to the Director Plan, an option to purchase 3,000 shares of the Company's Common Stock at a purchase price of $24.95 in connection with her initial election to the Board of Directors.

PERFORMANCE GRAPH

     The following graph compares, as of each of the dates indicated, the percentage change in the Company's cumulative total shareholder return on the Common Stock with the cumulative total return of the NYSE Composite Index and the Retail Specialty Apparel Index. The graph assumes that the value of the investment in the Common Stock and each index was $100 at April 15, 1992 (the date the Common Stock was first publicly traded) and that all dividends paid by those companies included in the indices were reinvested. For periods prior to October 2, 2000, our common stock was quoted on the Nasdaq National Market.

                              [PERFORMANCE GRAPH]

                                                         COMPANY            RETAIL SPECIALTY APPAREL      NYSE COMPOSITE INDEX
                                                         -------            ------------------------      --------------------
4/15/92                                                   1.000                       1.000                       1.000
01/30/93                                                  1.423                       1.070                       1.020
01/29/94                                                  3.043                       0.929                       1.215
01/28/95                                                  2.567                       0.802                       1.189
02/03/96                                                  4.889                       0.868                       1.656
02/01/97                                                  4.608                       1.048                       2.099
01/31/98                                                  6.209                       1.680                       2.436
01/30/99                                                  7.691                       2.890                       2.883
01/29/00                                                  6.263                       2.563                       3.308
02/03/01                                                  8.354                       3.028                       3.347

                    MEASUREMENT PERIOD (FISCAL YEAR COVERED)

----------------------------------------------------------------------------------------------------------------------------------
                       04/15/92   01/30/93   01/29/94   01/28/95   02/03/96   02/01/97   01/31/98   01/30/99   01/29/00   02/03/01
----------------------------------------------------------------------------------------------------------------------------------
 Company                1.000      1.423      3.043      2.567      4.889      4.608      6.209      7.691      6.263      8.354
 Retail Specialty
  Apparel               1.000      1.070      0.929      0.802      0.868      1.048      1.680      2.890      2.563      3.028
 NYSE Composite
  Index                 1.000      1.020      1.215      1.189      1.656      2.099      2.436      2.883      3.308      3.347

     The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A and 14C under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or to the liabilities of Section 18 under the Exchange Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee of the Board of Directors of the Company was, during fiscal 2000, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries, or had any relationships requiring disclosure by the Company under
Item 404 of Regulation S-K.

     During fiscal 2000, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors of The Men's Wearhouse, Inc. (the "Company") is pleased to present its 2000 report on executive compensation. This Committee report documents components of the Company's executive officer compensation programs and describes the basis on which 2000 compensation determinations were made by the Committee with respect to the executive officers of the Company, including the executive officers that are named in the compensation tables. The Committee is comprised entirely of non-employee directors.

  Compensation Philosophy and Overall Objectives of Executive Compensation Programs

     It is the philosophy of the Company to ensure that executive compensation be directly linked to continuous improvements in corporate financial performance and increases in shareholder value. The following objectives, which were adopted by the Committee, serve as the guiding principles for all compensation decisions:

     - Provide a competitive total compensation package that enables the Company to retain key executives.

     - Integrate pay programs with the Company's annual and long-term business objectives and strategy, and focus executive behavior on the fulfillment of those objectives.

     - Provide variable compensation opportunities that are directly linked to the performance of the Company and that align executive remuneration with the interests of shareholders.

     The Committee believes that the Company's current executive compensation program has been designed and is administered in a manner consistent with these objectives.

  Executive Compensation Program Components

     The Company uses cash- and equity-based compensation to achieve its pay-for-performance philosophy and to reward short- and long-term performance.

     Base Salary. The Company's compensation philosophy is to control compensation costs and to place greater emphasis on incentive compensation based on results. Accordingly, the Committee believes that the Company's base salaries are well within the industry norms for companies of similar size. Salaries for executives are reviewed periodically and revised, if appropriate, based on a variety of factors, including individual performance, level of responsibility, prior experience, breadth of knowledge, external pay practices and overall financial results.

     Incentive Compensation. The Company's philosophy is to use a combination of annual and long-term compensation methods for the majority of the Company's management. The Committee understands that the majority of executive officers named in the compensation table hold significant ownership interests in the Company. Accordingly, it is the belief of the Committee that incentives through stock option participation at this time for the majority of these individuals would not significantly affect the short-term or long-term perspective of these individuals.

     The Committee has adopted a bonus program for 2001 in which executive officers will participate. A maximum bonus has been set for each of the named executive officers (excluding David Edwab) based upon the total compensation package of the officer relative to his duties, which bonuses range from $36,000 to $100,000.

     The criteria for determining the amount of bonus participation is based on:
(i) the Company attaining sales goals, (ii) the Company attaining net income goals, (iii) the Company attaining shrinkage goals, and (iv) the officer attaining personal goals. Each of the first three criteria are quantitative, while the fourth criterion is subjective. The Company's bonus program for the majority of the work force is based on attaining similar sales and shrinkage goals.

  Discussion of 2000 Compensation for the Chief Executive Officer

     George Zimmer, Chairman of the Board and Chief Executive Officer of the Company, is a significant shareholder in the Company, as well as one of the Company's founders.

     In determining Mr. Zimmer's compensation for 2000, the Committee considered the Company's financial performance and corporate accomplishments, individual performance and salary data for chief executive officers of other publicly held apparel companies having a size and focus that the Committee believed comparable to the Company's. The Committee also reviewed more subjective factors, such as development and implementation of the corporate strategies to enhance shareholder value and the Company's overall corporate philosophy. The Committee feels that Mr. Zimmer's compensation program for 2000 and 2001 is conservative.

     Base Salary. Mr. Zimmer's base salary during fiscal 2000 was $35,000 per month. While the Committee believes that the performance of Mr. Zimmer and the Company would justify a substantial increase in Mr. Zimmer's base salary, Mr. Zimmer has advised the Committee that he is satisfied with his current base salary and therefore no change has been approved for fiscal 2001.

     Annual Incentive. Mr. Zimmer was paid a $37,500 bonus under the 2000 bonus program. Mr. Zimmer will be eligible for a bonus of up to $100,000 in 2001 based on the criteria discussed under "Incentive Compensation".

     Summary. It is the opinion of the Compensation Committee that the total compensation program for 2000 for the executive officers relative to the Company's performance was reasonable and that the compensation to George Zimmer remains modest in light of management's achievements and the total compensation packages provided to chief executive officers by other publicly held clothing retailers.

                                            COMPENSATION COMMITTEE

                                            Sheldon I. Stein, Chairman
                                            Michael L. Ray, Ph.D.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases a warehouse facility in Houston, Texas from Zig Zag, a Texas joint venture, in which George Zimmer, James E. Zimmer and Richard E. Goldman are the sole and equal joint venturers. During 2000, the Company paid rentals of $78,000 to Zig Zag. The lease expires on August 31, 2005.

     The Company also leases the land underlying a store in Dallas, Texas (which building is owned by the Company) from 8239 Preston Road, Inc., a Texas corporation of which George Zimmer, James E. Zimmer and Richard E. Goldman each own 20% of the outstanding common stock, and Laurie Zimmer, sister of George and James Zimmer and daughter of Robert E. Zimmer, owns 40% of the outstanding common stock. The Company paid aggregate rentals on such property to such corporation of $49,200 in 2000. The lease expires April 30, 2004.

     K&G leases its Irving, Texas store from Three S Realty Company, a joint venture, of which Mr. Greenspan beneficially owns a one-third interest. Pursuant to this arrangement, K&G made lease payments of $66,000 in fiscal 2000. The lease for this store currently provides that K&G pay rent of $5,500 per month. The lease expires September 29, 2001.

     Ellsworth Realty, L.L.C., a limited liability company of which Mr. Greenspan beneficially owns 50%, leases office space, retail space and a warehouse in Atlanta, Georgia to K&G. The lease provides for K&G to pay Ellsworth Realty a specified amount for the warehouse and office space and a specified amount for the retail space plus 1% of the net sales of the store in excess of a certain threshold amount. Pursuant to this arrangement, K&G paid or accrued to Ellsworth Realty approximately $328,000 in fiscal 2000. The lease expires December 31, 2005.

     G&R Realty, Inc. ("G&R Realty"), of which Mr. Greenspan beneficially owns 50%, leases one store location in Atlanta, Georgia to K&G. The lease provides for K&G to pay G&R Realty a specified amount for the retail space plus 1% of the net sales of the store in excess of a certain threshold amount. Pursuant to this arrangement, K&G paid or accrued to G&R Realty approximately $56,000 in fiscal 2000. The lease expires April 30, 2004.

     The Company has entered into a corporate joint venture, Chelsea Market Systems, L.L.C. ("Chelsea"), to develop and implement certain retail store systems software to be used by the Company and to be marketed to third parties. The Company owns a 50% interest in Chelsea through one of its subsidiaries, Renwick Technologies, Inc. In addition, Harry M. Levy, an officer and director of the Company, has represented to the Company that he owns a 20% interest in Chelsea. The Company pays the actual costs incurred by the joint venture to develop and implement the software to be used in the Company's operations. After development and implementation of the software for the Company, the joint venture will attempt to market the software to third parties. As of February 3, 2001, the Company has contributed $3,000,000 in capital contributions and additional $605,000 in cash contributions for operating and marketing expenses.

     Brittmore Interests, a partnership of which Mr. Levy is a 50% partner, leases office space in Houston, Texas to Chelsea. Pursuant to this arrangement, Chelsea made or accrued lease payments of $37,000 in fiscal 2000. The lease for this office space currently provides that Chelsea pay rent of $8,245 per month. The lease expires September 15, 2001.

     Management believes that the terms of the foregoing leasing arrangements are comparable to what would have been available to the Company from unaffiliated third parties at the time such leases were entered into.

     On May 24, 2000, K&G Men's Center, Inc., a wholly-owned subsidiary of the Company, entered into an agreement with MALG, Inc., to acquire a retail store operation, including inventory, in Atlanta, Georgia for approximately $1,945,000. Mr. Greenspan owns 30% of MALG, Inc. and is an officer and director of MALG, Inc. Mr. Greenspan's wife owns 30% of MALG, Inc.

     8239 Preston Road, Inc. and Zig Zag each have loans with Bank of America and have agreed that a default by the Company under the Company's Credit Agreement with Bank of America will constitute a default under the loan agreements of such partnership or corporation with Bank of America. If for any reason the Company's loan with Bank of America becomes due and payable or is paid, the loans to such partnership or corporation from Bank of America will become automatically due and payable. Both loans from Bank of America to Zig Zag and 8239 Preston Road, Inc. mature on June 30, 2005. The maximum principal amounts outstanding under the loans to Zig Zag and 8239 Preston Road, Inc. during 2000 were $525,000 and $350,000, respectively. With the exception of Laurie Zimmer, each of the partners and shareholders of such partnership or corporation has personally guaranteed the obligations of the respective entity under the loan agreements.

     The Company engaged ShangriLa Consulting, Inc. to provide consulting services, on a non-exclusive basis, to the Company with respect to general business matters, including internet commerce, for a fee of $20,000 per month plus reimbursement of certain expenses. Such fees and expenses approximated $340,000 during 2000. This engagement is cancelable by either party on 60 days notice. Mr. Brutoco is the President and Chief Executive Officer, and, together with his wife, owns 100% of ShangriLa Consulting, Inc.

     The Company utilized the services of Regal Aviation L.L.C. ("Regal Aviation"), which operates a private air charter service, to provide air transportation from time to time for employees of the Company. During 2000, the Company paid approximately $650,000 to Regal Aviation for such services. Regal Aviation is a limited liability company of which George Zimmer, Robert Zimmer, James Zimmer and Richard Goldman own an aggregate of approximately 98% of the membership interest. The charter rates charged by Regal Aviation are at least as favorable as can be obtained from independent air charter services.

     In December 1996, the Company advanced $166,000 to Mr. Lane to enable him to purchase a residence. In 2000, Mr. Lane paid the Company $8,189 in interest on this advance at an average rate of 6.2% per annum and had an outstanding balance of $128,000 as of February 3, 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the Company's knowledge, and except as set forth below, based solely on a review of the copies of the reports required pursuant to Section 16(a) of the Exchange Act that have been furnished to the Company and written representations that no other reports were required, during the fiscal year ended February 3, 2001, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners have been met, except that Stephen Greenspan inadvertently failed to file a Form 4 relating to the exercise by a third party of a call option covering certain shares of Mr. Greenspan's Common Stock.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of Deloitte & Touche LLP ("D&T") as independent auditors for the fiscal year ending February 2, 2002 subject to ratification by the shareholders at the Annual Meeting. Representatives of D&T are expected to attend the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.

AUDIT FEES

     In aggregate, D&T fees incurred for professional services rendered in the audit of the Company's annual consolidated financial statements for the fiscal year ended February 3, 2001 and in reviewing interim consolidated financial statements, as included in quarterly reports for 2000 on Form 10-Q, were $212,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     D&T did not render any information technology services to the Company in 2000 relating to financial information systems design and implementation.

ALL OTHER FEES

     In aggregate, D&T billed the Company $1,762,000 in fees for all non-audit and non-financial information systems design and implementation services rendered by D&T in 2000. These services included a variety of federal, state and international tax consulting projects, routine consulting on various financial reporting matters and various other matters. The Audit Committee has considered whether services provided by D&T to the Company in the areas of information technology or other non-audit services are compatible with D&T's independence.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                       PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposals of shareholders intended to be presented at the annual meeting of shareholders of the Company to be held in 2001 must be received by the Company at its corporate offices, 5803 Glenmont Drive, Houston, Texas 77081, no later than January 8, 2002, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

     The management of the Company knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

     The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of the mails, certain directors, officers or employees of the Company may solicit the return of proxies by telephone, telegram or personal interview.

                                                                      APPENDIX A

                           THE MEN'S WEARHOUSE, INC.

                         CHARTER OF THE AUDIT COMMITTEE

     The Audit Committee of the Board assists the Board in fulfilling its oversight responsibilities with respect to the accounting, auditing and financial reporting practices of the Company. This Charter sets out the structure and responsibilities of the Audit Committee.

I. STRUCTURE AND QUALIFICATIONS

     By June 14, 2001, the Audit Committee shall consist of at least three directors all of whom shall be independent and all of whom shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement.

     To be considered independent the director must meet the following criteria:

          1. Not be, or have been in the past three years, an officer or employee of the Company or any of its affiliates.

          2. Not have any relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

          3. Not a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer.

          4. Not a partner, controlling shareholder, or executive officer of an organization that has a business relationship with the Company and (ii) not a person who has a direct business relationship with the Company, unless the Board determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment. In making a determination regarding the independence of a director pursuant to this paragraph, the Board shall consider, among other things, the materiality of the relationship to the company, to the director, and, if applicable, to the organization with which the director is affiliated.

          "Business relationships" can include commercial, industrial, banking, consulting, legal, accounting and other relationships. The director may serve on the audit committee without the above-referenced Board determination after three years following the termination of, as applicable, either (1) the relationship between the organization with which the director is affiliated and the Company, (2) the relationship between the director and his or her partnership status, shareholder interest or executive officer position, or (3) the direct business relationship between the director and the Company.

          5. Is not an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

     In addition, at least one member of the audit committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication.

II. MEETINGS

     The Audit Committee shall meet at least three times a year. One of such meetings shall immediately precede the completion and release of the annual financial results of the Company and one of such meetings shall be subsequent to such release and shall receive any applicable report by the Company's independent accountants with respect to the prior year's audit and shall review the audit plan for the current fiscal year. Both of such meetings shall include representatives of the independent accountants and shall include an opportunity for the Committee to meet with the independent accountants separately from management.

III. RESPONSIBILITIES

     1. Review the accounting policies and procedures of the Company, including internal accounting systems and financial reporting processes and procedures with management and with the Company's independent accountants and review any issues identified by management or the independent accountants regarding accounting and financial policies and procedures.

     2. Review the annual financial statements of the Company with the independent accountants prior to release to the public, including in such review an inquiry as to the independent accountants' characterization of the accounting principles selected by management and judgments made by management material to the presentation of such financial statements.

     3. Obtain from the Company's independent accountants a formal written statement delineating all relationships between the independent accountants and the Company, and discuss with the independent accountants any matters, relationships or services disclosed that may impact the objectivity or independence of the independent accountants and take such action as appropriate to oversee the independence of the independent accountants.

     4. Select, evaluate, and, when appropriate, replace or recommend to the Board the selection or replacement of the independent accountants. In connection with such selections, advise the independent accountants that it is ultimately accountable to the Board and the Committee.

     5. Review any accounting changes which have a material impact on the obligations or financial statements of the Company; review filings made with the Securities and Exchange Commission as required; and hold such other conferences or undertake such other reviews with management and with the independent accountants as the Committee may deem appropriate or as the independent accountants may request.

     6. Review and reassess this Charter annually.

PROXY                      THE MEN'S WEARHOUSE, INC.                       PROXY
           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 7, 2001

     The undersigned shareholder of The Men's Wearhouse, Inc. (the "Company") hereby appoints George Zimmer and Eric J. Lane, or either of them, attorneys and proxies of the undersigned, with full power of substitution to vote, as designated below, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Shareholders of the Company to be held at 11:00 a.m., pacific daylight time, on Thursday, June 7, 2001, at Westin St. Francis, 335 Powell Street, San Francisco, California, and at any adjournment or adjournments thereof.

1. Election of Directors:
   [ ] FOR all nominees listed, except          [ ] WITHHOLD AUTHORITY to vote
       as indicated to the contrary below           for election of all nominees

   Nominees: George Zimmer, David H. Edwab, Richard E. Goldman, Harry M. Levy,
             Robert E. Zimmer, James E. Zimmer, Stephen H. Greenspan, Rinaldo S. Brutoco, Michael L. Ray, Ph.D., Sheldon I. Stein and Kathleen Mason.

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT PERSON'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

2. Proposal to amend the Company's 1992 Non-Employee Director Stock Option Plan.

             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

                 (Continued, and to be signed on reverse side)

3. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors.

             [ ] FOR              [ ] AGAINST              [ ] ABSTAIN

4. In their discretion, the above-named proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

     This Proxy will be voted as directed. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR EACH OF THE NOMINEES LISTED HEREIN AND FOR PROPOSALS 2 AND 3. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Board of Directors.


                                               Dated                      , 2001
                                                     ---------------------

                                               ---------------------------------

                                               ---------------------------------
                                                    Signature of Shareholder

                                               Your signature should correspond
                                               with your name as it appears
                                               hereon. Joint owners should each
                                               sign. When signing as attorney,
                                               executor, administrator, trustee
                                               or guardian, please set forth
                                               your full title as it appears
                                               hereon.

                                                  PLEASE MARK, SIGN, DATE AND
                                                       RETURN IMMEDIATELY

                            THE MEN'S WEARHOUSE, INC

                           PROXY VOTING INSTRUCTIONS
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 7, 2001

     The Board of Directors of The Men's Wearhouse, Inc. (the "Company") recommends a vote "FOR" each of the following proposals. Please provide voting instructions by marking your choices below.

1. Election of Directors:

[ ] FOR all nominees listed, except        [ ] WITHHOLD AUTHORITY to vote for
    as indicated to the contrary below         election of all nominees

Nominees: George Zimmer, David H. Edwab, Richard E. Goldman, Harry M. Levy,
          Robert E. Zimmer, James E. Zimmer, Stephen H. Greenspan,
          Rinaldo S. Brutoco, Michael L. Ray, Ph.D., Sheldon I. Stein and Kathleen Mason.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT PERSON'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

2. Proposal to amend the Company's 1992 Non-Employee Director Stock Option Plan.

             [ ] FOR              [ ] AGAINST              [ ] ABSTAIN

                 (Continued, and to be signed on reverse side)

3. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors.

             [ ] FOR              [ ] AGAINST              [ ] ABSTAIN

     The shares allocated to your account in the Company's 401(k) Savings Plan will be voted as directed. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR EACH OF THE NOMINEES LISTED HEREIN AND FOR PROPOSALS 2 AND 3. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Board of Directors.


                                               Dated                      , 2001
                                                     ---------------------

                                               ---------------------------------

                                               ---------------------------------
                                                    Signature of Shareholder

                                               Your signature should correspond
                                               with your name as it appears
                                               hereon. Joint owners should each
                                               sign. When signing as attorney,
                                               executor, administrator, trustee
                                               or guardian, please set forth
                                               your full title as it appears
                                               hereon.

                                                  PLEASE MARK, SIGN, DATE AND
                                                       RETURN IMMEDIATELY

                           THE MENS'S WEARHOUSE, INC.

                           PROXY VOTING INSTRUCTIONS
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 7, 2001

     The Board of Directors of The Men's Wearhouse, Inc. (the "Company") recommends a vote "FOR" each of the following proposals. Please provide voting instructions by marking your choices below.

1. Election of Directors:

   [ ] FOR all nominees listed, except as    [ ] WITHHOLD AUTHORITY to vote for
       indicated to the contrary below           election of all nominees

Nominees: George Zimmer, David H. Edwab, Richard E. Goldman, Harry M. Levy,
          Robert E. Zimmer, James E. Zimmer, Stephen H. Greenspan,
          Rinaldo S. Brutoco, Michael L. Ray, Ph.D., Sheldon I. Stein and Kathleen Mason.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT PERSON'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

2. Proposal to amend the Company's 1992 Non-Employee Director Stock Option Plan.

          [  ] FOR                 [  ] AGAINST        [  ] ABSTAIN

                 (Continued, and to be signed on reverse side)

3. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors.

          [  ] FOR                 [  ] AGAINST        [  ] ABSTAIN

         The shares allocated to your account in the Company's Employee Stock Plan will be voted as directed. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR EACH OF THE NOMINEES LISTED HEREIN AND FOR PROPOSALS 2 AND 3. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Board of Directors.

                                        Dated                             , 2001
                                              ---------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        Your signature should correspond with
                                        your name as it appears hereon. Joint
                                        owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as it appears hereon.


                                             PLEASE MARK, SIGN, DATE AND
                                                 RETURN IMMEDIATELY

                           THE MENS'S WEARHOUSE, INC.

                           PROXY VOTING INSTRUCTIONS
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 7, 2001

     The Board of Directors of The Men's Wearhouse, Inc. (the "Company") recommends a vote "FOR" each of the following proposals. Please provide voting instructions by marking your choices below.

1. Election of Directors:

   [ ] FOR all nominees listed, except as    [ ] WITHHOLD AUTHORITY to vote for
       indicated to the contrary below           election of all nominees

Nominees: George Zimmer, David H. Edwab, Richard E. Goldman, Harry M. Levy,
          Robert E. Zimmer, James E. Zimmer, Stephen H. Greenspan,
          Rinaldo S. Brutoco, Michael L. Ray, Ph.D., Sheldon I. Stein and Kathleen Mason.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT PERSON'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

2. Proposal to amend the Company's 1992 Non-Employee Director Stock Option Plan.

          [  ] FOR                 [  ] AGAINST        [  ] ABSTAIN

                 (Continued, and to be signed on reverse side)

3. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors.

          [  ] FOR                 [  ] AGAINST        [  ] ABSTAIN

         The shares allocated to your account in the Company's Employee Stock Discount Plan will be voted as directed. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR EACH OF THE NOMINEES LISTED HEREIN AND FOR PROPOSALS 2 AND 3. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Board of Directors.
                                        Dated                             , 2001
                                              ---------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        Your signature should correspond with
                                        your name as it appears hereon. Joint
                                        owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as it appears hereon.


                                             PLEASE MARK, SIGN, DATE AND
                                                 RETURN IMMEDIATELY